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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K/A
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                  May 17, 1999



                                 AUTOCYTE, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                        0-22885                56-1995728
(State or other jurisdiction         (Commission File           (IRS Employer
      of incorporation)                   Number)            Identification No.)



             780 Plantation Drive, Burlington, North Carolina 27215
              (Address of principal executive offices and zip code)



               Registrant's telephone number, including area code:
                                 (336) 222-9707




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Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits.

The Form 8-K originally filed on June 1, 1999 is being amended to include pro forma financial information of AutoCyte, Inc. ("AutoCyte") giving effect to AutoCyte's acquisition on May 17, 1999 of the intellectual property estate of Neuromedical Systems, Inc. ("NSI").

(b)      Pro Forma Financial Information.

On May 17, 1999, AutoCyte completed the acquisition of the intellectual property estate of NSI for $4.0 million in cash and the issuance of 1.4 million shares of common stock. Approximately $2.9 million of the total purchase price represented the acquisition of in-process research and development projects, and accordingly was expensed in the second quarter of 1999. The remaining purchase price of approximately $10.7 million was assigned to the patents and core technology acquired from NSI, and was capitalized and will be amortized over the estimated remaining useful life of those assets of approximately 14 years.

Pro Forma Results. Had the transaction occurred on January 1, 1998, the net loss for the year ended December 31, 1998 would have been increased by approximately $3.7 million, reflecting the amortization of the intellectual property estate of approximately $800,000 and the write-off of the in-process research and development of $2.9 million. As a result, AutoCyte would have had a pro forma net loss of $12,778,429, or $1.01 per common share for the year ended December 31, 1998. Had the transaction occurred on January 1, 1999, the net loss for the six months ended June 30, 1999 would have increased by approximately $300,000, reflecting incremental amortization of the intellectual property estate. As a result, AutoCyte would have had a pro forma net loss of $8,794,227, or $0.67 per share for the six-months ended June 30, 1999.

Condensed Statements of Operations (unaudited) for the quarters and six months ended June 30, 1999 and 1998, and Condensed Consolidated Balance Sheets at June 30, 1999 (unaudited) and December 31, 1998 are filed herewith as Exhibit 99.2 and incorporated herein by reference.

(c)      Exhibits.

         2.1 Asset Purchase Agreement by and between AutoCyte and NSI dated as of March 25, 1999. Previously filed as Exhibit 10.2 to AutoCyte's Quarterly Report on Form 10-Q for the Quarterly Period ended March 31, 1999 (Commission File No. 0-22885) and incorporated herein by reference.

         99.1     Press release dated May 18, 1999. Previously filed as Exhibit
                  99.1 to AutoCyte's Current Report on Form 8-K dated May 17, 1999 filed on June 1, 1999 (Commission File No. 0-22885) and incorporated herein by reference.

         99.2 AutoCyte, Inc. Condensed Statements of Operations (unaudited) for the quarters and six months ended June 30, 1999 and 1998; and Condensed Consolidated Balance Sheets at June 30, 1999 (unaudited) and December 31, 1998. Filed herewith.









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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  August 6, 1999                       AUTOCYTE, INC.



                                            By: /s/     Marc A. Rubenstein
                                                --------------------------------
                                                Marc A. Rubenstein
                                                Assistant Secretary


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                                  EXHIBIT INDEX

      Exhibit
        No.       Description
      -------     -----------


         2.1 Asset Purchase Agreement by and between AutoCyte and NSI dated as of March 25, 1999. Previously filed as Exhibit 10.2 to AutoCyte's Quarterly Report on Form 10-Q for the Quarterly Period ended March 31, 1999 (Commission File No. 0-22885) and incorporated herein by reference.

         99.1     Press release dated May 18, 1999. Previously filed as Exhibit
                  99.1 to AutoCyte's Current Report on Form 8-K dated May 17, 1999 filed on June 1, 1999 (Commission File No. 0-22885) and incorporated herein by reference.

         99.2 AutoCyte, Inc. Condensed Statements of Operations (unaudited) for the quarters and six months ended June 30, 1999 and 1998; and Condensed Consolidated Balance Sheets at June 30, 1999 (unaudited) and December 31, 1998. Filed herewith.


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